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DECKERS OUTDOOR CORPORATION

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Deckers Provides Update on Ongoing Process to Add At Least Two New Qualified Independent Directors to Board of Directors

Hires Leading National Director Search Firm; Will Consider All Candidates from

Stockholders, Including Marcato

Urges Stockholders to Vote “FOR” All of Deckers’ Highly Qualified Director Nominees on the WHITE Proxy Card TODAY

GOLETA, Calif. – December 4, 2017 – Deckers Brands (NYSE: DECK), a global leader in designing, marketing and distributing innovative footwear, apparel and accessories, today provided an update on its ongoing Board refreshment process.

Following the Company’s November 27, 2017 announcement, Deckers noted that its Board of Directors has retained a leading national director search firm and is actively engaged in a search process to identify at least two new qualified independent directors well in advance of the 2018 Annual Meeting of Stockholders. The appointment of these new directors will coincide with an equal number of retirements from the existing Board.

As previously noted, Deckers’ Board and search firm will consider all director candidates suggested by stockholders, including those proposed by Marcato. Deckers will consider all candidates in the same fashion and any such candidates would need to participate in the same vetting and interview process. To date, Marcato has refused to allow any of its nominees to participate in the Company’s established governance and selection process.

“We thank our stockholders for the input that we have received so far on our future board composition,” said John Gibbons, Chairman of the Board. “We look forward to additional stockholder input, which, when combined with our customary rigorous director evaluation process, assisted by our national search firm, will result in the selection of world-class directors with the right skills and experience to assist the Board and management team in overseeing and implementing our successful business transformation strategy.”

Mr. Gibbons continued, “Rather than participate in our search process and help our efforts to continue to deliver sustainable value for our stockholders, Marcato has chosen to continue this expensive and distracting proxy fight during our most important selling season.”

As Deckers previously announced, leading proxy advisory firms Glass Lewis & Co. (“Glass Lewis”) and Institutional Shareholder Services (“ISS”) recommend that Deckers stockholders vote on the WHITE proxy card at Deckers’ 2017 Annual Meeting. Further, Glass Lewis recommends that Deckers stockholders vote “FOR” ALL of Deckers’ director nominees on the WHITE proxy card.

About Deckers Brands

Deckers Brands is a global leader in designing, marketing and distributing innovative footwear, apparel and accessories developed for both everyday casual lifestyle use and high performance activities. The Company’s portfolio of brands includes UGG®, Koolaburra®, HOKA ONE ONE®, Teva® and Sanuk®. Deckers Brands products are sold in more than 50 countries and territories through select department and specialty stores, Company-owned and operated retail stores, and select online stores, including

Company-owned websites. Deckers Brands has a 40-year history of building niche footwear brands into lifestyle market leaders attracting millions of loyal consumers globally. For more information, please visit www.deckers.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the federal securities laws, which statements are subject to considerable risks and uncertainties. These forward-looking statements are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including statements regarding Deckers’ business transformation and expectations for future annual meetings. Deckers has attempted to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” or “would,” and similar expressions or the negative of these expressions.

Forward-looking statements represent management’s current expectations and predictions about trends affecting Deckers’ business and industry and are based on information available as of the time such statements are made. Although Deckers does not make forward-looking statements unless it believes that it has a reasonable basis for doing so, Deckers cannot guarantee their accuracy or completeness. Forward-looking statements involve numerous known and unknown risks, uncertainties and other factors that may cause its actual results, performance or achievements to be materially different from any future results, performance or achievements predicted, assumed or implied by the forward-looking statements. Some of the risks and uncertainties that may cause Deckers’ actual results to materially differ from those expressed or implied by these forward-looking statements are described in the section entitled “Risk Factors” in Decker’s Annual Report on Form 10-K for the fiscal year ended March 31, 2017, as well as in its other filings with the Securities and Exchange Commission.

Except as required by applicable law or the listing rules of the New York Stock Exchange, Deckers expressly disclaims any intent or obligation to update any forward-looking statements, or to update the reasons that actual results could differ materially from those expressed or implied by these forward-looking statements, whether to conform such statements to actual results or changes in Deckers’ expectations, or as a result of the availability of new information.

Investors:

Deckers Brands

Steve Fasching, 805-967-7611

VP, Strategy & Investor Relations

or

Innisfree M&A Incorporated

Arthur B. Crozier, 212-750-5833

or

Media:

Joele Frank, Wilkinson Brimmer Katcher

Eric Brielmann / Amy Feng, 415-869-3950